Exhibit 99.1

healthcare solutions for a new generation SM

3420 fairlane farms road, suite c   ♦   wellington, florida  33414   ♦   561.798.9800 (office)   ♦   561.296.3456 (fax)

Quantum and IBM Align to Drive Medical Home Solution

WELLINGTON, Fla. (April 8, 2009) - The Quantum Group, Inc. (NYSE Amex: QGP) following the conclusion of the HIMSS09* conference in Chicago, announces its collaboration with IBM (NYSE: IBM) to facilitate IBM’s Patient Centered Medical Home (PCMH) solution – a solution that provides physicians with a 21st Century process for electronic records integration, management, analysis and communication across the healthcare ecosystem.  The resulting, EMR-enabled primary care practices will meet President Obama’s vision of an information-based, connected healthcare system.

Despite the national focus on healthcare reform as accelerated by the American Recovery and Reinvestment Act, physicians across the U.S. are asking for practical and affordable ways to integrate digitized healthcare technologies into their practices. PWeR™ (Personal Wellness electronic Record™), the Quantum healthcare information technology platform, helps to answer those questions by providing the essential connectivity required to facilitate the IBM Medical Home solution Pc3, Patient Centered Collaborative Care.

Noel J. Guillama, Quantum President & CEO commented, “The Medical Home market is estimated to be a multi-billion dollar opportunity, not including but supported by the $19 billion federal Stimulus Package for healthcare reform.  We believe, based on current projections, that we will have our first group of more than 400 physicians on PWeR in the third quarter of this year.”

The PCMH solution is advocated by the Patient-Centered Primary Care Collaborative (PCPCC) (www.pcpcc.net), a coalition of large employers, primary care societies, national health plans, patient groups, and others.  Dr. Paul Grundy, Chairman of the PCPCC and IBM Director of Global Healthcare Transformation, commented, “The purpose of PCMH is to provide patients with a primary care team that will provide continuous and coordinated care.  By engaging patients with their physicians, they can take real accountability for their health. This will create savvier consumers of care and ultimately better health outcomes.  Technology will drive the connectivity required to facilitate this objective and we see PWeR as one of the tangible assets that can be used in these efforts.  We believe that the development of PWeR is an ongoing process that will continue to evolve with the active engagement and involvement of primary care physicians.”

“Industry reform will begin from the inside out,” said Dan Pelino, IBM General Manager Global Healthcare Industry.  “Change will begin by empowering the physician/patient relationship and it is companies like Quantum, those with business models driven by physician-centric services, that will drive this reform.  Quantum’s physician services coupled with the PWeR platform provide a tangible and immediate strategic deployment to market.”

Ronald S. Smith, Quantum Senior Vice President added, “The integration of PWeR into the Pc3 solution will position primary care physicians to engage in the CMS Medical Home program and provide access to added financial revenues not before realized.  Doctors can potentially earn from $27 - $100 per eligible member per month based on current estimates, in addition to traditional fee for service fees.  We plan to work with the physicians to help navigate the application process.  We anticipate that when the final regulations are released that our system will allow the physician to qualify for the Stimulus Package monies as the EMR application of PWeR is 2009 CCHIT certified and meets the current CMS Medical Home requirements.

PWeR is a next generation technology platform that bridges physicians to their patients, hospitals, clinics and related professionals through a Software as a Service (SaaS) and an IBM Hosted Cloud Computing model.  Cloud Computing involves the use of scalable resources including virtualized storage and business recovery services that are provided as a service over the Internet.   Users do not require knowledge of or expertise in the technology infrastructure "in the cloud" that supports them.

Cloud computing is a natural fit for physician offices as it eliminates the costs associated with in-house, sophisticated server hardware, simplifies records management and facilitates the communications among each patient’s unique care team.  This IBM hosted cloud computing approach provides the highest levels of security and privacy to health records.

The PWeR architecture is a seamless approach to facilitating the Medical Home model.  PWeR differentiates itself from other traditional electronic medical record (EMR) applications as it embodies a patient-centric, web-based approach that centralizes the multiple sources of patient data in one location.  Current applications capture patient data and only retain it in the computer of the recording physician or hospital.  PWeR is architected as a system incorporating multiple applications, which include EMR, practice management, billing, e-labs, e-prescriptions, disease management, medical home, messaging, kiosks and many other key functions.  EMR is simply one application in this comprehensive system as PWeR follows the entire healthcare delivery process.

PWeR is further supported by IBM products and services including e-Business Hosting provided by Global Technology Services, Call Center, and services including Integration Services, Health Information Exchange (HIE), AMS, Consulting and Development.  Quantum will be migrating to the entire Blue Stack, including Websphere, DB2, and Cognos.

Quantum and IBM believe that the PWeR architecture is in line with the national agenda for healthcare reform.  As President Obama seeks to infuse efficiencies, reduce costs and improve patient care by leveraging technology, PWeR looks to facilitate these objectives.

About The Quantum Group, Inc.

The Quantum Group (www.QuantumMD.com) provides business process solutions, service chain management, strategic consulting and leading edge technology innovations to the healthcare industry.

Through our dynamic patient-centric architecture, we empower the communication that is critical for the coordination of care and take aim at the $700 billion inefficiency gap in the United States healthcare industry. We are guided by a mission to develop efficiencies, improve the quality of patient care and achieve cost reductions for the nation’s largest and fastest growing industry.

We have developed leading-edge technology with the creation and deployment of a series of innovative patent-pending initiatives.  Through approximately 2,000 healthcare providers and multiple insurance company relationships under management, we are positioned to be a catalyst for change to the healthcare industry.

*HIMSS – Health Information Management Systems Society

Certain statements contained in this news release, which are not based on historical facts, are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995, and are subject to substantial uncertainties and risks in part detailed in the respective company's Securities and Exchange Commission 10-K, 10-Q, S-8, SB-2, S-1 and 8-K filings (and amendments thereto) that may cause actual results to materially differ from projections. Forward-looking statements can be identified by the use of words such as "expects," "plans," "will," "may," "anticipates," "believes," "should," "intends," "estimates" “could” and other words of similar meaning.  These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by these forward-looking statements.  Such risk factors include, without limitation, the ability of the Company to properly execute its business model, to raise substantial and immediate additional capital to implement its business model, to continue revenue growth trend in fiscal year 2009, to control patient medical cost relative to income received, to attract and retain executive, management and operational personnel, to continue growing its patient base, to negotiate favorable current debt and future capital raises, to negotiate favorable agreements with a diversified provider base and HMO clients and to continue to supply the services needed by these HMO clients as well as provider clients.  We have further risk in the deployment of our PWeR™ technology platform and the continuing infrastructure development, hosting, security, sales and servicing; further potential complications by the utilization by our clients, technical and software setbacks, cost of development, as well as the capital to deploy it as well as pricing and completive pressures. We are also subject changes in federal and state government regulations dealing with both our provider system and our technology solutions that could have a material economic affect and cause  interruptions of services. We are also subject to contractual risk, expenses and compliance with our alliance partner(s) agreements. The Company does not undertake any obligation to publicly update any forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

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The Quantum Group, Inc.

Danielle Amodio:  561.798.9800

DAmodio@QuantumMD.com